(logo)Bellwether

Enterprise

CAPITAL ON A MISSION

Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria

Management of Bellwether Enterprise Real Estate Capital, LLC (the Company), is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission (SEC) for asset-backed securities transactions for which the Company acted as servicer including commercial and multifamily mortgage loans (the Platform), as of and for the year ended December 31, 2017, excluding the following criteria set forth in Items 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(3)(i)(C), 1122(d)(4)(iii), 1122(d)(4)(vi), 1122(d)(4)(vii), and 1122(d)(4)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform.  Appendix A identifies the asset-backed securities constituting the Platform.  Appendix B identifies the applicable servicing criteria with respect to the Platform.

With respect to servicing criteria 1122(d)(4)(ii), 1122(d)(4)(viii), 1122(d)(4)(xii), and 1122(d)(4)(xiv), the Company has determined there were no activities performed during the year ended December 31, 2017 with respect to the Platform, because there were no occurrences or events that would require the Company to perform such activities.

With respect to servicing criteria 1122(d)(1)(ii), the Company has engaged certain vendors (the Vendors) to perform specific, limited, or scripted activities and the Company elects to take responsibility for assessing compliance with the servicing criteria, or portion of the servicing criteria, applicable to such Vendors’ activities.  The Company has determined its Vendors are not “servicers” as defined in Item 1101(j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors’ activities comply, in all material respects, with the servicing criteria applicable to each vendor.

The Company's management has assessed the Company's compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB with respect to the Platform as of and for the year ended December 31, 2017.  In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.  Based on such assessment, management believes that, as of and for the year ended December 31, 2017, the Company has complied in all material respects with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB with respect to the Platform.

Skoda Minotti & Co., an independent registered public accounting firm, has issued an attestation report with respect to the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2017.

February 28, 2018

/s/ Deborah Rogan

Deborah Rogan

Executive Vice President

Bellwether Enterprise Real Estate Capital, LLC

WWW.BELLWETHERENTERPRISE.COM

1360 E. 9th Street

Suite 300

Cleveland, Ohio

44114

216.820.4500

APPENDIX A

Banc of America Merrill Lynch Commercial Mortgage Inc. Series 2011-K13

Banc of America Merrill Lynch Commercial Mortgage Inc. Series 2012-K21

Banc of America Merrill Lynch Commercial Mortgage Inc. Series 2013-K25

Banc of America Merrill Lynch Commercial Mortgage Inc. Series 2017-BNK3

Banc of America Merrill Lynch Commercial Mortgage Inc. Series 2017-BNK6

BANK 2017-BNK4

Barclays Commercial Mortgage Securities LLC Series 2012-K17

Barclays Commercial Mortgage Securities LLC Series 2012-K19

Barclays Commercial Mortgage Securities LLC Series 2012-K22

Barclays Commercial Mortgage Securities LLC Series 2013-K27

Barclays Commercial Mortgage Securities LLC Series 2013-K31

Citigroup Commercial Mortgage Trust Series 2015-GC27

Citigroup Commercial Mortgage Trust Series 2015-GC29

Citigroup Commercial Mortgage Trust Series 2015-GC31

Citigroup Commercial Mortgage Trust Series 2015-GC33

Citigroup Commercial Mortgage Trust Series 2016-GC36

Citigroup Commercial Mortgage Trust Series 2016-GC37

Citigroup Commercial Mortgage Trust Series 2016-P6

Citigroup Commercial Mortgage Trust Series 2017-B1

Credit Suisse First Boston Mortgage Securities Corp. Series 2013-K35

CSAIL 2015-C3 Commercial Mortgage Trust

CSAIL 2015-C4 Commercial Mortgage Trust

CSAIL 2016-C5 Commercial Mortgage Trust

Deutsche Bank Securities, Inc. Series COMM 2014-LC17

Deutsche Mortgage & Asset Receiving Corporation COMM Series 2015-DC1

Deutsche Mortgage & Asset Receiving Corporation Series 2011-K16

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2014-K38

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2014-K39

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2014-K41

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2014-K714

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2014-KX01

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K42

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K45

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K46

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K47

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K48

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K49

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K50

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K51

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2015-K720

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K1502

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K52

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K56

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K57

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K58

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K59

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K60

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K722

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-K723

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KF14

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KF17

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KF21

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KF25

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KJ04

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KJ09

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KW01

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2016-KX02

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K61

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K62

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K63

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K64

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K65

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K68

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K69

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K70

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K726

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-K728

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KF35

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KF38

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KJ11

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KJ16

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KJ18

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KW02

Freddie Mac Multifamily Mortgage Pass-Through Certificates Series 2017-KW03

GS Mortgage Securities Corporation II Series 2014-GC20

GS Mortgage Securities Corporation II Series 2014-GC24

GS Mortgage Securities Corporation II Series 2014-GC30

GS Mortgage Securities Corporation II Series 2015-GC20

GS Mortgage Securities Corporation II Series 2016-GS4

GS Mortgage Securities Trust Series 2013-GCJ12

GS Mortgage Securities Trust Series 2014-GC26

GS Mortgage Securities Trust Series 2015-GC28

GS Mortgage Securities Trust Series 2015-GC30

GS Mortgage Securities Trust Series 2015-GC34

JP Morgan Chase Commercial Mortgage Securities Corp. Series 2011-K10

JP Morgan Chase Commercial Mortgage Securities Corp. Series 2012-K18

JP Morgan Chase Commercial Mortgage Securities Corp. Series 2013-K32

JPMBB Commercial Mortgage Securities Trust Series 2013-C15

JPMBB Commercial Mortgage Securities Trust Series 2013-C17

JPMBB Commercial Mortgage Securities Trust Series 2014-C18

JPMBB Commercial Mortgage Securities Trust Series 2014-C23

JPMBB Commercial Mortgage Securities Trust Series 2014-C25

JPMBB Commercial Mortgage Securities Trust Series 2015-C28

JPMBB Commercial Mortgage Securities Trust Series 2015-C30

JPMBB Commercial Mortgage Securities Trust Series 2015-C33

JPMCC Commercial Mortgage Securities Trust Series 2017-JP5

JPMCC Commercial Mortgage Securities Trust Series 2017-JP7

JPMDB Commercial Mortgage Securities Trust Series 2017-C5

JPMDB Commercial Mortgage Securities Trust Series 2017-C7

Morgan Stanley Bank of America Merrill Lynch Trust Series 2013-C11

Morgan Stanley Bank of America Merrill Lynch Trust Series 2014-C16

Morgan Stanley Bank of America Merrill Lynch Trust Series 2014-C17

Morgan Stanley Bank of America Merrill Lynch Trust Series 2014-C18

Morgan Stanley Bank of America Merrill Lynch Trust Series 2014-C19

Morgan Stanley Bank of America Merrill Lynch Trust Series 2015-C20

Morgan Stanley Bank of America Merrill Lynch Trust Series 2015-C21

Morgan Stanley Bank of America Merrill Lynch Trust Series 2015-C22

Morgan Stanley Bank of America Merrill Lynch Trust Series 2015-C24

Morgan Stanley Bank of America Merrill Lynch Trust Series 2015-C25

Morgan Stanley Bank of America Merrill Lynch Trust Series 2015-C27

Morgan Stanley Bank of America Merrill Lynch Trust Series 2016-C31

Morgan Stanley Bank of America Merrill Lynch Trust Series 2016-C32

Morgan Stanley Capital I Commercial Mortgage Series 2017-BNK8

Morgan Stanley Capital I Inc. Series 2012-K20

Morgan Stanley Capital I Trust Series 2015-MS1

Morgan Stanley Capital I Trust Series 2017-H1

UBS-Barclays Commercial Mortgage Trust Series 2013-C6

UBS Commercial Mortgage Trust 2017-C4

UBS Commercial Mortgage Trust 2017-C5

Wells Fargo Commercial Mortgage Securities, Inc. Series 2011-K12

Wells Fargo Commercial Mortgage Securities, Inc. Series 2011-K703

Wells Fargo Commercial Mortgage Securities, Inc. Series 2013-K24

Wells Fargo Commercial Mortgage Securities, Inc. Series 2013-K26

Wells Fargo Commercial Mortgage Securities, Inc. Series 2013-K29

Wells Fargo Commercial Mortgage Securities, Inc. Series 2013-K34

Wells Fargo Commercial Mortgage Securities, Inc. Series 2013-KF02

Wells Fargo Commercial Mortgage Trust Series 2013-LC12

Wells Fargo Commercial Mortgage Trust Series 2014-LC18

Wells Fargo Commercial Mortgage Trust Series 2015-C29

Wells Fargo Commercial Mortgage Trust Series 2015-C31

Wells Fargo Commercial Mortgage Trust Series 2015-NXS1

Wells Fargo Commercial Mortgage Trust Series 2016-C32

Wells Fargo Commercial Mortgage Trust Series 2016-C33

Wells Fargo Commercial Mortgage Trust Series 2016-C34

Wells Fargo Commercial Mortgage Trust Series 2016-C35

Wells Fargo Commercial Mortgage Trust Series 2016-C36

Wells Fargo Commercial Mortgage Trust Series 2016-C37

Wells Fargo Commercial Mortgage Trust Series 2016-LC24

Wells Fargo Commercial Mortgage Trust Series 2017-C38

Wells Fargo Commercial Mortgage Trust Series 2017-C39

Wells Fargo Commercial Mortgage Trust Series 2017-C40

Wells Fargo Commercial Mortgage Trust Series 2017-C41

Wells Fargo Commercial Mortgage Trust Series 2017-C42

Wells Fargo Commercial Mortgage Trust Series 2017-RC1

WFRBS Commercial Mortgage Trust Series 2012-C10

WFRBS Commercial Mortgage Trust Series 2013-C15

WFRBS Commercial Mortgage Trust Series 2014-C21

WFRBS Commercial Mortgage Trust Series 2014-C24

APPENDIX B

APPLICABLE SERVICING CRITERIA WITH RESPECT TO THE PLATFORM

REFERENCE	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
	(A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X
	(B) provide information calculated in accordance with the terms specified in the transaction agreements;	X
	(C) are filed with the Commission as required by its rules and regulations; and		X
	(D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pledged assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X(1)
1122(d)(4)(iii)	Any additions, removals or substitutions to the pool asset are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X(1)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X(1)
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X(1)
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

(1) There were no activities performed during the year ended December 31, 2017 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.